Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter G. Leemputte, Chief Financial Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date: February 22, 2008	By:	/s/ PETER G. LEEPMPUTTE
Peter G. Leemputte
Senior Vice President and Chief Financial Officer